Exhibit 5.4

TROUTMAN SANDERS LLP Attorneys at Law 434 Fayetteville Street Suite 1900, Raleigh, North Carolina 27601 919.835.4100 telephone troutmansanders.com

August 16, 2013

Alere Inc.

51 Sawyer Road, Suite 200

Waltham, Massachusetts 02453

Foley Hoag LLP

Seaport West

155 Seaport Boulevard

Boston, Massachusetts 02210

Re:	Alere Inc.’s 6.500% Senior Subordinated Notes due 2020

Ladies and Gentlemen:

We have acted as (i) special North Carolina counsel to ZyCare, Inc., a North Carolina corporation (“ZyCare”), and (ii) special Virginia counsel to each of: (a) Instant Technologies, Inc., a Virginia corporation (“Instant”); (b) Pembrooke Occupational Health, Inc., a Virginia corporation (“Pembrooke”); and (c) Alere Informatics, Inc., a Virginia corporation (“Alere Informatics” and, together with Instant and Pembrooke, the “Virginia Opinion Parties”; the Virginia Opinion Parties and ZyCare are collectively referred to as the “Opinion Parties”), each a wholly-owned subsidiary of Alere Inc., a Delaware corporation (the “Issuer”), in connection with a Registration Statement on Form S-4 (the “Registration Statement”) being filed by the Issuer and certain subsidiaries of the Issuer (the “Subsidiary Guarantors”), including the Opinion Parties, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the offer (the “Exchange Offer”) to exchange the Issuer’s existing 6.500% Senior Subordinated Notes due 2020 (the “Old Notes”), together with the guarantees of the Old Notes by the Opinion Parties and the other Subsidiary Guarantors, for up to $425,000,000 aggregate principal amount of the Issuer’s 6.500% Senior Subordinated Notes due 2020 (the “New Notes”), together with the guarantees of the New Notes by the Opinion Parties and the other Subsidiary Guarantors (the “Guarantees”). The New Notes and the Guarantees will be issued pursuant to that certain Indenture, dated as of May 12, 2009 (the “Base Indenture”), by and between the Issuer (formerly known as Inverness Medical Innovations, Inc.), as issuer, and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain Sixteenth Supplemental Indenture, dated May 24, 2013 (the “Sixteenth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among the Issuer, the Opinion Parties, the other Guarantors, and the

ATLANTA    CHICAGO    HONG KONG    LONDON    NEW YORK    NEWARK    NORFOLK    ORANGE COUNTY    PORTLAND    RALEIGH    RICHMOND    SAN DIEGO    SHANGHAI    TYSONS CORNER    VIRGINIA BEACH    WASHINGTON, DC

Alere Inc.

Foley Hoag LLP

August 16, 2013

Trustee, as contemplated by the Registration Rights Agreement dated as of May 24, 2013 by and among the Issuer, the Subsidiary Guarantors named therein, and Goldman, Sachs & Co., Jefferies LLC, and Credit Suisse Securities (USA) LLC, as representatives (collectively, the “Representatives”) of the initial purchasers. The Registration Statement and the Indenture are referred to collectively herein as the “Opinion Documents”.

In connection with the opinions set forth below, we have examined copies, certified or otherwise identified to our satisfaction, of (i) the respective certificates issued by (A) the North Carolina Secretary of State, dated as of August 15, 2013, with respect to the existence of ZyCare, and (B) the Virginia State Corporation Commission, dated as of August 15, 2013, with respect to the existence of each of the Virginia Opinion Parties (together, the “Certificates of Existence”); (ii) the respective articles of incorporation of each of the Opinion Parties in effect as of the date hereof; (iii) the respective by-laws, as amended as of the date hereof, of each of the Opinion Parties in effect as of the date hereof; and (iv) such other certificates, records and documents as we have deemed necessary or appropriate for the purposes of this opinion.

Other than as specifically noted herein, we have not examined any document other than those described herein or made any independent factual investigation. For purposes of this opinion letter, we have relied, without investigation, upon the following assumptions: (i) all natural persons who are involved on behalf of the Opinion Parties have sufficient legal capacity to enter into and perform the transactions contemplated by the Opinion Documents and the other agreements, instruments and documents delivered in connection therewith or to carry out their role in it; (ii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (iii) each public authority document reviewed by us for the purpose of rendering this opinion letter is accurate, complete and authentic, and all official public records (including their proper indexing and filing) are accurate and complete; and (iv) there has been no mutual mistake of fact or misunderstanding, fraud, duress or undue influence with respect to, or affecting any of, the parties to the transaction.

Based on the foregoing examinations and assumptions and subject to the qualifications and exclusions stated below, we are of the opinion that:

1. ZyCare (i) is a validly existing corporation under the laws of the State of North Carolina, (ii) had the requisite corporate power and authority to execute and deliver the Sixteenth Supplemental Indenture, and (iii) has the requisite corporate power and authority to perform its obligations under the Indenture (including under its Guarantee therein).

2. Each of the Virginia Opinion Parties (i) is a validly existing corporation under the laws of the Commonwealth of Virginia, (ii) had the requisite corporate power and authority to execute and deliver the Sixteenth Supplemental Indenture, and (iii) has the requisite corporate power and authority to perform its obligations under the Indenture (including under its Guarantee therein).

Alere Inc.

Foley Hoag LLP

August 16, 2013

3. The execution and delivery by each of the Opinion Parties of the Sixteenth Supplemental Indenture, the performance by each such Opinion Party of its obligations under the Indenture, and the Guarantee of such Opinion Party have been duly authorized by all requisite corporate action on the part of such Opinion Party.

4. The Sixteenth Supplemental Indenture has been duly executed and delivered by each Opinion Party.

5. The execution and delivery by each Opinion Party of the Sixteenth Supplemental Indenture and the performance by such Opinion Party of its obligations under the Indenture (including under its Guarantee therein) do not and will not violate such Opinion Party’s articles of incorporation or bylaws.

This opinion letter is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated. In particular, we have rendered no opinion herein with respect to the New Notes, the Exchange Offer, or with respect to any securities laws or regulations.

In addition, we express no opinion with respect to any document other than those portions of the Indenture by which the Opinion Parties are bound, and express no opinion as to the validity or enforceability of any document.

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter.

Our opinion is only with respect to the existing laws of the State of North Carolina and the Commonwealth of Virginia, as applicable.

This opinion letter is furnished to the addressees of this letter in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Sanders